Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Manhattan Associates, Inc. (the “Company”), hereby each certify that, to the undersigned’s knowledge:

The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2015 (the “Report”), which accompanies this Certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 28th day of April, 2015

/s/ Eddie Capel
Eddie Capel, President and Chief Executive Officer
/s/ Dennis B. Story
Dennis B. Story, Executive Vice President, Chief Financial Officer and Treasurer

In accordance with SEC Release No. 34-47986, this Exhibit is furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.